UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

PROTAGONIST THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37852	98-0505495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7707 Gateway Blvd., Suite 140

Newark, California 94560-1160

(Address of principal executive offices, including zip code)

(510) 474-0170

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	PTGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Protagonist Therapeutics, Inc. (the “Company”) 2023 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 25, 2023, the stockholders voted on the three proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 12, 2023. The results of the proposals voted upon at the Annual Meeting were:

Proposal 1 — To elect the Class I director nominee named below to serve until the 2026 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. Dr. Dinesh V. Patel was elected, with the votes thereon as follows:

		Final Voting Results
Nominee	For	Withheld	Broker Non-Votes
Dinesh V. Patel, Ph.D.	32,660,198	8,874,076	3,298,693

Proposal 2 — To approve, on an advisory basis, the compensation of the Company’s named executive officers. This proposal was approved by the requisite vote, with the votes thereon as follows:

Final Voting Results

For	Against	Abstentions	Broker Non-Votes
39,838,516	1,673,050	22,708	3,298,693

Proposal 3 — To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. This proposal was approved by the requisite vote, with the votes thereon as follows:

Final Voting Results

For	Against	Abstentions	Broker Non-Votes
44,807,871	15,794	9,302	--

No other matters were submitted for stockholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protagonist Therapeutics, Inc.

Dated: May 30, 2023

	By:	/s/ Matthew Gosling
Matthew Gosling
Executive Vice President, General Counsel